UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2015

SunEdison Semiconductor Limited

(Exact name of registrant as specified in its charter)

Singapore	333-191052	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Lorong 3 Toa Payoh

Singapore 319579

(Address of Principal executive offices, including Zip Code)

(65) 6681-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Preliminary Estimated Unaudited Financial Results for the Fourth Quarter Ended December 31, 2014

The preliminary estimated unaudited financial results for SunEdison Semiconductor Limited (“we,” “our,” “us” or “SSL”) for the fourth quarter ended December 31, 2014 based on currently available information are set forth below. We have provided ranges rather than specific amounts for the financial results for our fourth quarter ended December 31, 2014 because our financial closing procedures for this period are not yet complete. Estimates of results are inherently uncertain and subject to change, and we undertake no obligation to update or revise the estimates set forth in this prospectus as a result of new information, future events or otherwise, except as otherwise required by law. These estimates may differ from actual results. Actual results remain subject to the completion of our year-end closing process which includes a final review by our management and audit committee. During the course of the preparation of the financial statements and related notes and our final review, additional items that require material adjustments to the preliminary financial information presented below may be identified. Therefore, you should not place undue reliance upon these preliminary financial results. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates,” “Risk Factors—Risks Related to Our Business—We may fail to meet our publicly announced guidance or other expectations about our business and future operating results, which would cause our share price to decline” and “Cautionary Statement Concerning Forward-Looking Statements” in Amendment No. 1 to Registration Statement on form S-1 (File No. 333-200787), filed on January 8, 2014 (the “Registration Statement”).

The preliminary estimated unaudited financial results set forth below should not be viewed as a substitute for full financial statements prepared in accordance with U.S. generally accepted accounting principals (“GAAP”). These estimates were prepared by our management and are based upon a number of assumptions and have not been audited or reviewed by our independent registered public accounting firm. These preliminary estimates for the fourth quarter ended December 31, 2014 are not necessarily indicative of the results to be achieved in any future period. Our consolidated financial statements and related notes as of and for 2014, which will include fourth quarter 2014 operating results, are not expected to be filed with the Securities and Exchange Commission until after this offering is completed.

The following table sets forth certain estimated financial results we expect to report for the fourth quarter of 2014:

	For the Fourth Quarters Ended December 31,
	2014 (Estimated)		2013 (Actual)
	(unaudited)		(unaudited)
	(in millions)
	Low	High
Net sales	$200.0	$205.0	$211.6
Gross profit	18.6	22.1	6.7
Net loss attributable to SSL	(24.8)	(5.2)	(43.3)
Adjusted EBITDA(1)	20.0	25.0	2.8

(1)	Adjusted EBITDA is a non-GAAP financial measure. This measurement should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We believe that Adjusted EBITDA is a useful performance measure and we use it to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance and for evaluating on a quarterly and annual basis actual results against such expectations, and is likely to be used as a performance evaluation metric in determining achievement of certain compensation programs and plans for employees, including our senior executives.

We define Adjusted EBITDA as earnings before net interest expense, income tax expense (benefit), depreciation and amortization, restructuring (reversals) charges and other non-recurring items, gain on receipt of property, plant and equipment, long-lived asset impairment charges, stock compensation expense and equity in loss (income) of equity method investments. All of the omitted items are either (i) non-cash items or (ii) items that we do not consider reflective of our on-going operating performance. Because it omits non-cash items, we feel that Adjusted EBITDA is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of our on-going operating performance.

The estimated decrease in net sales from the fourth quarter of 2013 to the fourth quarter of 2014 was primarily due to lower average selling prices, offset in part by increases in unit sales. Average selling prices decreased due to competitive pressures in the semiconductor wafer industry, which were exacerbated by the decrease in the value of the Japanese Yen, the currency used by our principal competitors to price their products. We anticipate continued pressures on our average selling prices through at least the first half of 2015.

The estimated increase in gross profit from the fourth quarter of 2013 to the fourth quarter of 2014 was primarily the result of more favorable polysilicon costs, and to a lesser extent continued manufacturing cost reductions and economies from an increase in unit sales, which was offset in part by lower average selling prices for our wafers.

There are several factors that will impact our net loss attributable to SSL for the fourth quarter of 2014. These factors include, but are not limited to, the finalization of the accounting for the sale of our Merano, Italy facilities in December 2014, our restructuring reserves and our provision for income taxes.

Our estimated decreases in net loss attributable to SSL from the fourth quarter of 2013 to the fourth quarter of 2014 were driven primarily by the increase in gross profit and lower operating expenses. The decrease in operating expenses between the periods, excluding the effects of restructuring charges (reversals), gain (loss) on the sale of assets and long-lived impairment asset charges, was primarily the result of lower administrative expenses. The decrease in administrative expenses is attributable to the difference between our actual expenses during the fourth quarter of 2014 and expenses allocated to us during the fourth quarter of 2013 when we were a subsidiary of SunEdison. Net loss attributable to SSL for the fourth quarter of 2014 was negatively impacted by approximately $3 million of restructuring expenses related to our plan to realign the workforce, to improve profitability and support new growth market opportunities.

Net loss attributable to SSL is estimated to be positively impacted in the fourth quarter of 2014 compared to the fourth quarter of 2013 by lower anticipated income taxes. We expect to record an amount between $3 million of income tax expense and $7 million of income tax benefit in the fourth quarter of 2014, compared to $12.6 million of income tax expense in the fourth quarter of 2013. The reduction in income tax expense is primarily due to the net effects of the sale of the Merano, Italy facilities, offset by income taxes imposed on certain profitable operations in various foreign jurisdictions.

The estimated increase in Adjusted EBITDA from the fourth quarter of 2013 to the fourth quarter of 2014 was primarily due to the increase in gross profit and lower operating expenses as noted above.

The following table presents a reconciliation of our estimated and actual net loss attributable to SSL to our estimated and actual Adjusted EBITDA for the fourth quarters of 2014 and 2013, respectively. Net (loss) income attributable to SSL is the most directly comparable financial measure presented in accordance with GAAP and has been estimated based on our preliminary operating results. For a discussion of Adjusted EBITDA, including the definition of Adjusted EBITDA and a reconciliation from net (loss) income attributable to SSL to Adjusted EBITDA for the fiscal years ended December 31, 2013, 2012 and 2011 and nine months ended September 30, 2014 and 2013, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—How We Assess the Performance of Our Business—Adjusted EBITDA” in the Registration Statement.

	For the Fourth Quarters Ended December 31,
	2014 (Estimated)			2013 (Actual)
	(unaudited)			(unaudited)
	(in millions)
	Low		High
Net (loss) income attributable to SSL	$(24.8)	to	$(5.2)	$(43.3)
Add:
Interest expense, net		3.6		(0.9)
Income tax (benefit) expense		3.0 - (7.0)		12.6
Depreciation and amortization		26.7 - 27.7		31.4
Restructuring (reversals) charges and other non-recurring items		1.0 -(20.0)		(33.9)
Loss (gain) on sale/receipt of property, plant and equipment		5.0 - 20.0		—
Long-lived asset impairment charges		1.4 - 1.6		33.6
Stock compensation expense		3.8 - 4.0		3.3
Equity in loss of equity method investments		0.3		—

Adjusted EBITDA	$20.0	to	$25.0	$2.8

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

FORWARD-LOOKING STATEMENTS

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this filing, you should understand that these statements are not guarantees of performance or results. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements. Please refer to our filings with the Securities and Exchange Commission for a discussion of other factors that may affect future performance or results.

In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this document might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNEDISON SEMICONDUCTOR LIMITED

By:	/s/ Shaker Sadasivam
Name:	Shaker Sadasivam
Title:	President and Chief Executive Officer

Date: January 8, 2015